Exhibit 99.1
Rocket Pharmaceuticals Completes Acquisition of Renovacor

Acquisition further extends Rocket’s leadership in AAV-based cardiac gene therapy and expands focus and capabilities to BAG3-associated dilated cardiomyopathy

CRANBURY, N.J. – December 1, 2022 – Rocket Pharmaceuticals, Inc. (NASDAQ: RCKT), a leading late-stage biotechnology company advancing an integrated and sustainable pipeline of genetic therapies for rare childhood disorders with high unmet need, today announces that it has completed the previously announced acquisition of Renovacor, Inc. (NYSE: RCOR), a biotechnology company focused on delivering innovative precision therapies to improve the lives of patients and families battling genetically-driven cardiovascular and mechanistically-related diseases. Under the terms of the merger agreement entered into on September 19, 2022, Renovacor shareholders received, for each share of Renovacor common stock, 0.1763 shares of Rocket common stock.

The acquisition provides Rocket with Renovacor’s most advanced program, REN-001, an AAV-based gene therapy targeting BAG3-associated dilated cardiomyopathy (DCM), a severe form of heart failure. BAG3-DCM represents a significant unmet medical need in a patient population with rapidly progressive cardiac dysfunction in whom no treatments targeting the underlying mechanism of disease exist. Additionally, Rocket gains access to world-class scientific collaborators, a robust intellectual property portfolio and personnel with expertise in BAG3-DCM. These assets and capabilities altogether further extend Rocket’s leadership position in AAV-based cardiac gene therapy and help advance the Company’s goal of pursuing gene therapy cures for patients living with rare and devastating diseases.

Prior to market opening today, December 1, 2022, Renovacor shares ceased to trade on NYSE. Rocket’s common stock will continue to trade on Nasdaq under the ticker symbol RCKT.

About Rocket Pharmaceuticals, Inc.
Rocket Pharmaceuticals, Inc. (NASDAQ: RCKT) is advancing an integrated and sustainable pipeline of investigational genetic therapies designed to correct the root cause of complex and rare childhood disorders. The Company’s platform-agnostic approach enables it to design the best therapy for each indication, creating potentially transformative options for patients afflicted with rare genetic diseases. Rocket's clinical programs using lentiviral vector (LVV)-based gene therapy are for the treatment of Fanconi Anemia (FA), a difficult to treat genetic disease that leads to bone marrow failure and potentially cancer, Leukocyte Adhesion Deficiency-I (LAD-I), a severe pediatric genetic disorder that causes recurrent and life-threatening infections which are frequently fatal, and Pyruvate Kinase Deficiency (PKD), a rare, monogenic red blood cell disorder resulting in increased red cell destruction and mild to life-threatening anemia. Rocket’s first clinical program using adeno-associated virus (AAV)-based gene therapy is for Danon Disease, a devastating, pediatric heart failure condition. Rocket also has a preclinical AAV-based gene therapy program in BAG3-associated dilated cardiomyopathy. For more information about Rocket, please visit www.rocketpharma.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the anticipated closing of and synergies related to the transaction, expectations concerning market position, future operations and other ﬁnancial and operating information.

These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Rocket's and Renovacor's control. Statements in this press release that are forward-looking, including the expected benefits of Rocket's acquisition of Renovacor, are based on management's current estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Rocket's and Renovacor's control. These factors include, among other things, general economic and business conditions; changes in global, political, economic, business, competitive, market and regulatory forces; judicial decisions; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; litigation and the ability of the combined company to protect its intellectual property rights; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Rocket's and Renovacor's control. Additional information concerning these risks, uncertainties and assumptions can be found in Rocket's and Renovacor's respective filings with the SEC, including the risk factors discussed in Rocket's most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q, in Renovacor's most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q, and in Rocket's future filings with the SEC. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, the risks that: Rocket is unable to achieve the synergies and value creation contemplated by the acquisition; Rocket is unable to promptly and effectively integrate Renovacor's businesses, including retention of key personnel; Rocket management's time and attention is diverted on transaction related issues; disruption from the transaction makes it more difficult to maintain business, contractual and operational relationships; or adverse developments or outcomes of legal proceedings that are pending or instituted against Renovacor, Rocket or the combined company. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Renovacor or Rocket. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on Rocket's ability to realize the expected benefits from the acquisition. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and neither Renovacor nor Rocket assumes any obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Renovacor nor Rocket gives any assurance that it will achieve its expectations.

Media
Kevin Giordano
Director, Corporate Communications
kgiordano@rocketpharma.com

Investors
Brooks Rahmer
Senior Director, Investor Relations
investors@rocketpharma.com